UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

 CALADRIUS BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(Zip Code)

(908) 842-0100
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2017, Caladrius Biosciences, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain employment letter, dated August 9, 2016, as subsequently amended on March 8, 2017, by and between the Company and Doug Losordo, M.D., the Company’s Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer.

Prior to the effectiveness of the Amendment, Dr. Losordo was eligible to receive an annual target incentive bonus of up to 30% of his base salary, which base salary is currently $430,500 per year. Pursuant to the Amendment, Dr. Losordo’s annual incentive bonus target was increased to 40% of his base salary.

In addition, Dr. Losordo shall receive a one-time cash payment in the amount of $165,000 and an equity grant of 49,182 restricted shares of common stock of the Company (the “Restricted Grant”). The shares that comprise the Restricted Grant shall cease to be restricted and shall fully vest in three equal installments on the date of grant and on the first and second anniversaries of the date of grant.

Dr. Losordo shall be responsible for payment of all federal, state and local withholdings associated with the one-time cash payment and the Restricted Grant.

The foregoing description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Letter with Doug Losordo, effective November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

Dated: November 1, 2017	By:	/s/ David J. Mazzo
	Name:	David J. Mazzo, PhD
	Title:	President and Chief Executive Officer